SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 24, 2006

                                ACIES CORPORATION
               (Exact Name of Registrant as Specified in Charter)

         Nevada                 000-49724               91-2079553
     ---------------          ------------          -------------------
     (State Or Other          (Commission             (IRS Employer
     Jurisdiction Of          File Number)          Identification No.)
     Incorporation)

             14 Wall Street, Suite 1620, New York, New York  10005
             -------------------------------------------------------
              (Address of Principal Executive Offices)    (Zip Code)

       Registrant's telephone number, including area code: (800) 361-5540

                                 Not Applicable
            ---------------------------------------------------------
            (Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On May 24, 2006, the Board of Directors of Acies Corporation (the "Company") appointed Bonnie K. Wachtel and William B.G. Scigliano as independent members of the Company's Board of Directors. Jeffrey A. Tischler, the Chief Financial Officer of the Company, was also appointed as a director of the Company on May 24, 2006. All three appointees will serve until the Company's next annual meeting of stockholders. Ms. Wachtel and Mr. Scigliano were appointed to the Compensation Committee and the Audit Committee of the Board of Directors. Mr. Tischler was not, and presently is not expected to be, appointed to any committee of the Board of Directors.

      Upon their appointment as directors, Ms. Wacthel and Mr. Scigliano each received 100,000 shares of restricted stock of the Company, which shares will vest upon the one-year anniversary of their appointment. Prior to her appointment as a director, on March 3, 2006 Ms. Wachtel entered into a Subscription Agreement with the Company for the purchase of 500,000 shares of common stock of the Company at a purchase price of $.10 per share. Neither Mr. Scigliano or Mr. Tischler have entered into any transactions with the Company.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ACIES CORPORATION


                                        By:  /s/ Jeffrey A. Tischler
                                           -------------------------------------
                                        Name:    Jeffrey A. Tischler
                                        Title:   Chief Financial Officer

Dated:  May 31, 2006